Exhibit 99.2
The Houston Exploration Company
Unaudited Pro Forma Condensed Consolidated Balance Sheet
As of March 31, 2006
(in thousands)

	Historical	Pro Forma	Pro Forma	Pro Forma	Pro Forma	Pro Forma	Pro Forma
	March 31,	Adjustment	Adjustment	Adjustment	Adjustment	Adjustment	March 31,
	2006	(a)	(b)	(c)	(d)	(e)	2006

Assets:
Cash and cash equivalents	$19,538	$600				$(4,400)	$15,738
Receivables and other current assets	173,871						173,871
Natural gas and oil properties and other equipment, net	1,837,133	(530,843)	(56,662)		30,000	4,400	1,284,028
Other non-current assets	19,624	314,243					333,867

Total Assets	$2,050,166	$(216,000)	$(56,662)	—	30,000	—	$1,807,504

Liabilities:
Accounts payable – trade	$132,234						$132,234
Derivative financial instruments	149,450						149,450
Long-term debt and notes	424,000	(216,000)			30,000		238,000
Deferred federal income taxes	339,190						339,190
Asset retirement obligation	91,976		(56,662)				35,314
Other non-current liabilities	13,943						13,943

Total Liabilities	1,150,793	(216,000)	(56,662)	—	30,000	—	908,131

Stockholders’ Equity:
Common stock and additional paid-in capital	303,682						303,682
Retained earnings	693,139			(13,003)			680,136
Accumulated other comprehensive income	(97,448)			13,003			(84,445)

Total Stockholders’ Equity	899,373	—	—	—	—	—	899,373

Total Liabilities and Stockholders’ Equity	$2,050,166	$(216,000)	$(56,662)	$—	$30,000	$—	$1,807,504

See accompanying notes to the unaudited pro forma condensed consolidated financial statements.

The Houston Exploration Company
Unaudited Pro Forma Condensed Consolidated Statement of Operations
For the Year Ended December 31, 2005
(in thousands, except per share data)

	Historical	Pro Forma	Pro Forma	Pro Forma	Pro Forma	As Adjusted
	December 31,	Adjustment	Adjustment	Adjustment	Adjustment	December 31,
	2005	(f)	(g)	(h)	(i)	2005

Revenues:	$621,543	$(162,831)	$(210,797)			$247,915
Operating expenses:
Lease operating expense	67,796	(13,080)	(26,752)			27,964
Severance tax	18,121	(116)	(13)			17,992
Transportation expense	11,883	(1,047)	(661)			10,175
Asset retirement accretion expense	5,278	(1,470)	(2,368)			1,440
Depreciation, depletion and amortization	295,351	(51,039)	(65,014)			179,298
General and administrative, net	38,378					38,378

Total operating expenses	436,807	(66,752)	(94,808)			275,247

Income from operations	184,736	(96,079)	(115,989)			(27,332)

Other (income) expense	142					142
Interest expense, net	16,535			(6,300)		10,235

Income (loss) before income taxes	168,059	(96,079)	(115,989)	6,300		(37,709)

Income tax provision (benefit)	62,890				(72,019)	(9,129)

Net income (loss)	$105,169	$(96,079)	$(115,989)	$6,300	$72,019	$(28,580)

Earnings per share:
Net income (loss) per share – basic	$3.66					$(1.00)
Net income (loss) per share – diluted	$3.62					$(1.00)

Weighted average shares – basic	28,707					28,707
Weighted average shares – diluted	29,037					28,707
See accompanying notes to the unaudited pro forma condensed consolidated financial statements.

The Houston Exploration Company
Unaudited Pro Forma Condensed Consolidated Statement of Operations
For the Three Months Ended March 31, 2006
(in thousands, except per share data)

	Historical	Pro Forma	Pro Forma	Pro Forma	Pro Forma	As Adjusted
	March 31,	Adjustment	Adjustment	Adjustment	Adjustment	March 31,
	2006	(f)	(g)	(h)	(i)	2006

Revenues:	$177,604	$(31,161)	$(53,128)			$93,315
Operating expenses:
Lease operating expense	21,812	(3,080)	(8,555)			10,177
Severance tax	6,159	(25)	(9)			6,125
Transportation expense	2,771	(211)	(286)			2,274
Asset retirement accretion expense	1,327		(848)			479
Depreciation, depletion and amortization	83,761	(11,672)	(17,651)			54,438
General and administrative, net	8,606					8,606

Total operating expenses	124,436	(14,988)	(27,349)			82,099

Income from operations	53,168	(16,173)	(25,779)			11,216

Other (income) expense	(1,407)					(1,407)
Interest expense, net	8,721			(4,862)		3,859

Income (loss) before income taxes	45,854	(16,173)	(25,779)	4,862		8,764

Income tax provision (benefit)	16,082				(12,982)	3,101

Net income (loss)	$29,772	$(16,173)	$(25,779)	$4,862	$12,982	$5,664

Earnings per share:
Net income per share – basic	$1.03					$0.20
Net income per share – diluted	$1.02					$0.19

Weighted average shares – basic	29,042					29,042
Weighted average shares – diluted	29,310					29,310
See accompanying notes to the unaudited pro forma condensed consolidated financial statements.

The Houston Exploration Company
Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements
Note 1 – Basis of Presentation
The accompanying unaudited pro forma condensed consolidated financial statements are presented to illustrate the effect of the sale of Houston Exploration’s Gulf of Mexico assets (both Texas and Louisiana assets) on its historical financial position and operating results. The historical unaudited balance sheet as of March 31, 2006 includes the effects of the sale of the Texas portion of our Gulf of Mexico asset as the transaction was completed on March 31, 2006. Net cash proceeds received from the sale of the Texas offshore assets totaled approximately $190.8 million after customary closing items. Of these proceeds, $158 million was used to repay and reduce outstanding borrowings under our revolving credit facility, with the balance of $32.8 million used for working capital purposes. The unaudited pro forma condensed consolidated balance sheet at March 31, 2006 gives effect to the sale of substantially all of our Louisiana Gulf of Mexico assets as if the sale had occurred on March 31, 2006. The unaudited pro forma condensed consolidated statements of operations for the year ended December 31, 2005 and the three months ended March 31, 2006 give effect to the sales of both the Texas and Louisiana offshore assets as if the sales had occurred on January 1, 2005.
The unaudited pro forma condensed consolidated balance sheet, statements of operations and notes thereto were derived from, and should be read in conjunction with, our historical consolidated financial statements and the accompanying notes and should also be read with “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” included in our Annual Report on Form 10-K for the year ended December 31, 2005.
The preparation of the unaudited pro forma condensed consolidated financial information is based on financial statements prepared in accordance with accounting principles generally accepted in the United States of America. These principles require the use of estimates that affect the reported amounts of assets, liabilities, revenues and expenses. Actual results could differ from those estimates.
The unaudited pro forma condensed consolidated financial information is provided for illustrative purposes only and does not purport to represent what the actual results of operations or the financial position of our company would have been had the transactions occurred on the respective dates assumed, nor is it necessarily indicative of our future operating results or financial position. However, the pro forma adjustments reflected in the accompanying unaudited pro forma condensed consolidated financial information reflect estimates and assumptions that our company’s management believes to be reasonable.
Note 2 – Pro Forma Adjustments
The unaudited pro forma condensed consolidated balance sheet at March 31, 2006 reflects the following adjustments:
(a)	Adjustment to reduce or “credit” the full cost pool for the net cash proceeds of $530.8 million received from the sale of substantially all of our Louisiana Gulf of Mexico natural gas and oil assets. Of the net cash proceeds, $314.2 million was paid directly to a qualified intermediary to facilitate like-kind exchange transactions under Section 1031 of the Internal Revenue Code. The $314.2 million will be classified as a non-current asset until the completion of the like-kind exchange transactions. Of the remaining cash proceeds from the sale of the Louisiana offshore assets, $216 million was used to repay and reduce borrowings under our revolving credit facility and $0.6 million was applied to increase cash or working capital;

(b)	Adjustment to eliminate the asset retirement obligations associated with the Louisiana offshore assets sold;

(c)	Adjustment to recognize and reclass to earnings a net loss of $13.0 million deferred in accumulated other comprehensive income that was associated with derivatives allocated to Louisiana Gulf of Mexico production;

(d)	Adjustment to reflect borrowings of $30 million under our revolving credit facility to fund the satisfaction of a net profits interest owed to a predecessor owner of certain of the Gulf of Mexico properties sold, which payment is an adjustment to the initial purchase price paid upon our acquisition these properties in October 2003; and

(e)	Adjustment to reflect a cash payment of $4.4 million for transaction advisory fees.

The Houston Exploration Company
Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements
The unaudited pro forma condensed consolidated statements of operations for the year ended December 31, 2005 and the three months ended March 31, 2006 reflect the following adjustments:
(f)	Adjustment to eliminate natural gas and oil revenues and operating expenses associated with the Texas Gulf of Mexico assets sold;

(g)	Adjustment to eliminate natural gas and oil revenues and operating expenses associated with the Louisiana Gulf of Mexico assets sold;

(h)	Adjustment to reduce interest expense, net of amounts capitalized, assuming the repayment of $344 million in outstanding borrowings under our revolving credit facility as of January 1, 2005, which proceeds include: (i) $158 million from the sale of Texas offshore assets; (ii) $216 million from the sale of the Louisiana offshore assets; reduced by the (iii) $30 million for the payment of the net profits interest to a predecessor owner of certain offshore assets.

(i)	Adjustment, at the statutory rate of 35%, to reduce income tax expense pursuant to above adjustments (f) through (i).
The pro forma condensed consolidated statement of operations for the year ended December 31, 2005 does not reflect an unrealized loss of $342.5 million, representing the mark-to-market change in the fair value of open derivative contracts from January 1, 2005 to December 31, 2005, that would be recognized in earnings as a result of the loss of hedge accounting under Statement of Financial Accounting Standards (“SFAS”) 133, “Accounting for Derivative Instruments and Hedging Activities, as amended,” as of January 1, 2005.
The pro forma condensed consolidated statement of operations for the three months ended March 31, 2006, does not reflect an unrealized gain of $268.2 million, representing the mark-to-market change in the fair value of open derivative contracts from January 1, 2006 to March 31, 2006, that would be recognized in earnings as a result of the loss of hedge accounting under SFAS 133 as of January 1, 2005.